Exhibit 10.2

WHEREAS, in compliance with the Bipartisan Budget Act of 2018, each of the 401(k) Plans has been amended, or is in the process of being amended, to eliminate the 6-Month Suspension Requirement, effective January 1, 2019; and

AMENDMENT TO THE

NEWELL RUBBERMAID INC.

2008 DEFERRED COMPENSATION PLAN

WHEREAS, NBI sponsors and maintains the Newell Rubbermaid Inc. 2008 Deferred Compensation Plan (the “2008 DCP”), which, in part, allows eligible employees of NBI and certain of its affiliates to defer a portion of their base salary and incentive compensation; and

WHEREAS, under Section 8.1 of the 2008 DCP, the BAC may amend the 2008 DCP at any time to ensure that the 2008 DCP complies with the requirements of Section 409A of the Code, provided that such amendment does not materially increase the benefit costs of the 2008 DCP to NBI; and

WHEREAS, under Section 3.5(b)(ii) of the 2008 DCP, to comply with the 6-Month Suspension Requirement, the BAC may, in its sole discretion, cancel a participant’s deferral election under the 2008 DCP due to a hardship distribution to the participant from any one or more 401(k) Plans; and

WHEREAS, to ensure that the 2008 DCP complies with Section 409A of the Code, in connection with the elimination of the 6-Month Suspension Requirement under the 401(k) Plans, the BAC now desires to amend the 2008 DCP so that a participant’s deferral election under the 2008 DCP cannot be cancelled for any period on or after January 1, 2019, on account of a hardship distribution.

NOW, THEREFORE, BE IT RESOLVED, that the BAC hereby amends the 2008 DCP as follows, effective January 1, 2019:

Section 3.5(b)(ii) of the 2008 DCP is amended to read, in its entirety, as follows:

(ii) The Committee may, in its sole discretion, cancel a Participant’s Deferral Election due to an Unforeseeable Emergency.

[Signature lines follow on the next page]

This document may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts together, shall constitute one and the same instrument.

Dated this 19th day of December, 2018

/s/ Michael Rickheim	/s/ Elizabeth Moore
Michael Rickheim	Elizabeth Moore

/s/ Randy Michel
Randy Michel